UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2001

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On February 13, 2001, the Company issued a press release announcing its fourth-quarter and 2000 earnings.

The foregoing is discussed in greater detail in the Company's press release, a copy of which is filed herewith as exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 13, 2001 regarding fourth-quarter and 2000 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2001	SANGSTAT MEDICAL CORPORATION By: /s/ Stephen G. Dance Stephen G. Dance Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 13, 2001 regarding fourth-quarter and 2000 earnings.